Registration No. 001-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Credit Suisse

(Exact Name of Registrant as Specified in Its Charter)

Canton of Zurich, Switzerland

(State of Incorporation or Organization)

13-5015677

(I.R.S. Employer Identification No.)

Paradeplatz 8
CH 8070 Zurich, Switzerland
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
$1,250,000,000 5.860% Fixed to Floating Rate Tier 1 Capital Notes $750,000,000 Floating Rate Tier 1 Capital Notes	New York Stock Exchange, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-132936

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.  Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” of the Registrant’s Prospectus dated March 29, 2007 included in the Registration Statement on Form F-3  (Registration No. 333-132936) as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the information under the heading “Description of the Notes” of the Registrant’s Prospectus Supplement dated May 8, 2007 as filed with the Commission on May 9, 2007 pursuant to Rule 424(b)(2) under the Securities Act, which information is hereby incorporated herein by reference.

Item 2.  Exhibits.

Exhibit No.	Exhibit Description

1.1

Underwriting Agreement relating to Debt Securities of Credit Suisse (incorporated by reference to Exhibit 1.5 to the Registrant’s Registration Statement on Form F-3 filed on March 29, 2007 (Registration No. 333-132936)).

4.1

Form of Subordinated Indenture between Credit Suisse and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.45 to the Registrant’s Registration Statement on Form F-3 filed on March 29, 2007 (Registration No. 333-132936)).

4.2

Form of First Supplemental Indenture between Credit Suisse and The Bank of New York, as trustee (incorporated by reference to Exhibit 99.2 furnished on Credit Suisse Group’s Form 6-K dated as of May 14, 2007).

5.1

Opinion of Cleary Gottlieb Steen & Hamilton LLP relating to the securities of Credit Suisse (incorporated by reference to Exhibit 5.5 to the Registrant’s Registration Statement on Form F-3 filed on March 29, 2007 (Registration No. 333-132936)).

25.1

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee, under the Subordinated Indenture between Credit Suisse and The Bank of New York, as trustee (incorporated by reference to Exhibit 25.13 to the Registrant’s Registration Statement on Form F-3 filed on March 29, 2007 (Registration No. 333-132936)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 14, 2007	CREDIT SUISSE

By: /s/ ANDREW HUTCHER
Name: Andrew Hutcher
Title: Authorized Officer

CREDIT SUISSE

By: /s/ PETER FEENEY
Name: Peter Feeney
Title: Authorized Officer